VALERO
ENERGY PARTNERS LP

Valero Energy Partners LP

Discussion Materials

October 8, 2018 / Confidential

Disclaimer

The following pages contain materials provided to the Conflicts Committee of the Board of Directors (the “Committee”) of Valero Energy Partners GP LLC , the general partner of Valero Energy Partners LP (“VLP”), by Jefferies LLC (“Jefferies”) in connection with a potential transaction involving VLP and Valero Energy Corporation (“VLO”).

These materials were prepared on a confidential basis in connection with an oral presentation to the Committee and not with a view toward complying with the disclosure standards under state or federal securities laws. These materials are solely for use of the Committee and may not be used for any other purpose or disclosed to any party without Jefferies’ prior written consent.

The information contained in this presentation is based solely on publicly available information or information furnished to Jefferies by VLO management. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects. These materials are necessarily based on economic, market and other conditions as they exist on, and information made available as of, the date hereof. None of Jefferies, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information or any conclusion contained herein. Jefferies, its affiliates and its and their respective employees, directors, officers, contractors, advisors, members, successors and agents shall have no liability with respect to any information or matter contained herein.

Neither Jefferies nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. These materials are not and should not be construed as a fairness opinion.

Table of Contents

Executive Summary

Proposed Transaction Overview

- On September 21, 2018, Valero Energy Corporation ("VLO") submitted a proposal to Valero Energy Partners GP LLC ("VLP GP"), in its capacity as the general partner of Valero Energy Partners LP ("VLP"), to acquire 100% of the common units of VLP held by the public for $40.00 per unit, payable in cash
  - The purchase price implies an aggregate common unit equity purchase price of ~$900 MM for the VLP common units held by the public
  - The proposed transaction would be financed with cash on hand and/or borrowing under VLO's revolving credit facility
  - Given the number of VLP common units owned by VLO and its officers, it is not anticipated that approval from the public unitholders will be required

Proposed Transaction Structure

Proposed Offer Economics		
Offer Price Per VLP Unit	$	40.00
VLP Common Units Held by Public (MM)		22.5
Common Unit Equity Purchase Price	**$**	**899.7**


VALERO
NYSE: VLO
100% Interest
Valero Energy Partners GP LLC ("VLP GP")
66.2% LP Interest
~46.8MM LP Units
2.0% General Partner Interest
VALERO ENERGY PARTNERS LP
NYSE: VLP
31.8% LP Interest
~22.5MM LP Units
Public Unitholders
22.5 MM VLP Units
$899.7 MM In Cash ($40.00 Per Unit)

Source: Capital IQ and Public filings.

Summary of Process To-Date

Chronology of Key Events Related to the Transaction

Date	Action
September 21, 2018	▪ Jefferies received the confidential proposal letter distributed to the Conflicts Committee outlining VLO's offer to purchase the publicly held common units of VLP for $40.00/unit
September 26, 2018	▪ Valero Management provided an initial financial forecast for VLP
September 28, 2018	▪ Virtual Data Room ("VDR") opened; Jefferies began a comprehensive review of the contents
September 28th – October 8th	▪ Jefferies and Akin Gump Strauss Hauer & Feld LLP conduct ongoing operational, legal and financial due diligence
October 2, 2018	▪ Jefferies, representatives of Valero Management and Valero Management's financial advisor J.P. Morgan conduct a telephonic review of Jefferies' initial model and operational due diligence request list
October 4, 2018	▪ Initial meeting between the Conflicts Committee and its advisors (Jefferies and Akin Gump Strauss Hauer & Feld LLP) to discuss initial perspectives on VLO proposal and the financial projections provided by VLO Management
October 8, 2018	▪ Follow up meeting between the Conflicts Committee and its advisors to discuss perspectives on valuation, recent market performance and potential responses to VLO Management's proposal

Valero Energy Initial Offer Analysis

($Millions, except per unit values)

Proposed Transaction Overview

Offer Price Per VLP Unit	$	40.00
VLP Common Units Held by Public (MM)		22.5
Common Unit Equity Purchase Price	**$**	**899.7**

Purchase Price Analysis	Metric		Price	Offer Price $	40.00
Premium / (Discount) to VLP:	Price at Offer (as of 09/20/18)	$	36.12		10.7%
	10-Day VWAP (as of 09/20/18)		36.08		10.9%
	20-Day VWAP (as of 09/20/18)		36.40		9.9%
	30-Day VWAP (as of 09/20/18)		37.54		6.5%
	52-Week High		48.66		(17.8%)
	52-Week Low		33.25		20.3%
	Current Price (as of 10/05/18)		40.02		(0.0%)
	Median Wall Street Consensus Price Target[1]		45.00		(11.1%)
	IPO Price (at 12/10/13)		23.00		73.9%
Purchase Price				$	40.00
VLP Fully Diluted Units Outstanding (MM)					69.3
Implied VLP LP Equity Value				**$**	**2,770.5**
Plus: Implied GP Value[2]				$	1,541.6
Plus: VLP Total Debt					1,285.0
Plus: Preferred					-
Plus: Non-Controlling Interest					-
Less: Cash & Cash Equivalents					(100.1)
Implied VLP Enterprise Value				**$**	**5,497.0**

VLP Statistics		Statistic[3]	Implied Transaction Multiple
Implied Transaction Total Enterprise Value / 2019E EBITDA	$	412.8	13.3x
Implied Transaction Total Enterprise Value / 2020E EBITDA		401.6	13.7x

Source: Public filings, Capital IQ, Bloomberg and Valero Management.
(1) Based on median price target of selected brokers as presented on page 9.
(2) Implied value of GP interest based on 2019E GP distributions of $84.9 MM per Valero Management projections in the Self Funding case capitalized at VLP's current distribution yield of 5.5% as of 10/05/18.
(3) EBITDA estimates reflect the Self Funding case as provided by Valero Management.

Analysis at Various Per Unit Offer Prices

Implied Premiums Sensitivity

	VLO Offer					
	Proposal - Cash Per VLP Common Unit					
	$ 40.00	$ 40.50	$ 41.00	$ 41.50	$ 42.00	$ 42.50
VLP Unit Price at Offer (as of 09/20/18) $ 36.12						
Implied Premium / (Discount) to VLP Unit Price at Offer	10.7%	12.1%	13.5%	14.9%	16.3%	17.7%
VLP Unit Price (as of 10/05/18) $ 40.02						
Implied Premium / (Discount) to Current VLP Unit Price	(0.0%)	1.2%	2.4%	3.7%	4.9%	6.2%

Additional VLP Premiums Analysis							
Metric	Price	Premium / (Discount) from Implied VLP Offer Price					
10-Day VWAP (as of 10/5/18)	$ 38.43	4.1%	5.4%	6.7%	8.0%	9.3%	10.6%
20-Day VWAP (as of 10/5/18)	$ 37.21	7.5%	8.8%	10.2%	11.5%	12.9%	14.2%
30-Day VWAP (as of 10/5/18)	$ 37.09	7.8%	9.2%	10.5%	11.9%	13.2%	14.6%
52-Week High	$ 48.66	(17.8%)	(16.8%)	(15.7%)	(14.7%)	(13.7%)	(12.7%)
52-Week Low	$ 33.25	20.3%	21.8%	23.3%	24.8%	26.3%	27.8%
Median Wall Street Price Target	$ 45.00	(11.1%)	(10.0%)	(8.9%)	(7.8%)	(6.7%)	(5.6%)
IPO Price (at 12/10/13)	$ 23.00	73.9%	76.1%	78.3%	80.4%	82.6%	84.8%

Source: Capital IQ.

Situation Overview

Indexed Unit Price Performance Since VLP's Q2 Earnings Call (7/26/18)

As of October 5, 2018



125%
120%
115%
110%
105%
100%
95%
90%
85%
80%
7/26/18
7/31/18
8/5/18
8/10/18
8/15/18
8/20/18
8/25/18
8/30/18
9/4/18
9/9/18
9/14/18
9/19/18
9/24/18
9/29/18
10/4/18
DKL +17.1%
ANDX +11.6%
PBFX +1.3%
AMZ (0.4%)
HEP (1.3%)
PSXP (1.6%)
MPLX (2.6%)
VLP (4.0%)
SHLX (8.4%)
VLP
Alerian MLP Index
SHLX
PSXP
PBFX
DKL
ANDX
HEP
MPLX

Note: Q2 2018 conference call was hosted on July 26, 2018.

Relative Unit / Share Price Performance

As of October 5, 2018

Indexed Price Performance Since Offer (September 20, 2018)



115%
110%
105%
100%
95%
90%
Sep-18
Sep-18
Sep-18
Sep-18
Oct-18
Oct-18
VLP
+10.8%
AMZ
+0.5%
Peers
(1.4%)

3-Month Indexed Price Performance



120%
110%
100%
90%
Jul-18
Aug-18
Sep-18
Oct-18
Peers
+8.1%
AMZ
+5.7%
VLP
+4.3%

6-Month Indexed Price Performance



125%
115%
105%
95%
Apr-18
May-18
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18
AMZ
+16.9%
Peers
+12.2%
VLP
+9.3%

LTM Indexed Price Performance



110%
100%
90%
80%
70%
Oct-17
Nov-17
Dec-17
Jan-18
Feb-18
Mar-18
Apr-18
May-18
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18
AMZ
(2.5%)
Peers
(3.1%)
VLP
(10.0%)

VLP | Peers (1) | Alerian MLP Index

Source: Capital IQ.

(1) Peers include: ANDX, DKL, HEP, MPLX, PBFX, PSXP and SHLX.

VLP Wall Street Price Targets and Research Analyst Commentary

Broker	Report Date	Rating	Price at Report	Price Target	Price at Report as a % of Target
RBC Capital Markets	09/16/18	Outperform	$ 36.05	$ 45.00	80.1%
SunTrust Robinson Humphrey	09/16/18	Buy	36.05	46.00	78.4%
Wells Fargo Securities	09/12/18	Market Perform	36.69	42.00	87.4%
US Capital Advisors	09/07/18	Hold	36.17	42.00	86.1%
Morgan Stanley	08/30/18	Equalweight / In-Line	36.40	42.00	86.7%
J.P. Morgan	08/28/18	Neutral	36.43	44.00	82.8%
Morningstar, Inc	08/28/18	Buy	36.43	45.00	81.0%
Scotia Howard Weil Inc	08/20/18	Sector Outperform	40.24	51.00	78.9%
Jefferies	07/26/18	Buy	41.67	46.00	90.6%
MUFG Securities Americas, Inc	07/26/18	Neutral	41.67	48.00	86.8%
Barclays	07/26/18	Equalweight	41.67	41.00	101.6%
Raymond James	07/23/18	Outperform	39.75	48.00	82.8%
Mean			**$ 38.27**	**$ 45.00**	**85.3%**
Median			**36.56**	**45.00**	**84.5%**

"VLP has under-performed as market shifts view on status quo growth trajectory. However, we don't think it takes much to shift sentiment better, with strategic announcements looming that could include 2019 distribution targets (lower) and timeline to address IDRs. With that clarity, we see better value as focus shifts to a non IDR-burdened VLP with flexible balance sheet, solid coverage and a larger footprint to drive more organic growth.

It's clear to us that the market does not view the current structure as viable long term (MLP capital raises, IDR torque, etc)...we think the MLP will have more to say on strategic direction with 3Q earnings, if not sooner."

RBC Capital Markets, August 31, 2018

"...despite a very long period of high growth, the partnership as a vehicle hasn't quite achieved what it set out to achieve in late 2013. Management had no commentary to offer on any plans (or timing for plans) for simplification measures at the partnership level. Perhaps more revealing was management's concession on the sponsor call that the partnership has not been able to finance drops as originally intended (i.e. with cash instead of units).

At this point we can't help but wonder if assuming the security is not the financing vehicle that was intended, has the sponsor moved past an IDR simplification and is it contemplating an outright buyout of the MLP."

SunTrust Robinson Humphrey, August 5, 2018

"The company continues to evaluate an IDR elimination (but no timeline provided) and is re-evaluating VLP's distribution growth rate for 2019 in light of the inability to do dropdowns due to the market conditions (VLO might not take units for dropdowns anymore)."

Wells Fargo Research, August 1, 2018

Source: Bloomberg, Capital IQ and Wall Street research.

Illustrative Returns Analysis

Key Points

- The analysis below represents the illustrative returns earned by VLO from its investment in VLP since the initial public offering
- Cash flows to VLO include proceeds from VLP's IPO, proceeds from drop-downs to VLP with related financing (excluding equity and debt securities issued by VLP to VLO) and distributions received from VLP, net of the repurchase of VLP's publicly held units

Illustrative Returns Analysis

	VLP IPO 12/11/13	2014A	2015A	2016A	2017A	6 Months 2018YTD
Cash Proceeds from Drop-Downs						
Texas Crude Systems Business	$ -	$ 154	$ -	$ -	$ -	$ -
Certain Valero Terminaling Businesses	-	-	411	-	-	-
Corpus Christi Terminal Services Business	-	-	70	-	-	-
McKee Terminal Service Business	-	-	-	204	-	-
Meraux & Three Rivers Terminal Services	-	-	-	276	-	-
Parkway Pipeline	-	-	-	-	200	-
Port Arthur Terminal	-	-	-	-	262	-
Proceeds from Repayment of VLP Subordinated Notes	-	-	185	-	-	495
Interest Income on Subordinated Notes Issued to VLP	-	-	3	7	10	5
Total Cash Proceeds from Drop-Downs and Related Financing	$ -	$ 154	$ 669	$ 487	$ 472	$ 500
Cash Distributions Received						
LP Unit Distributions Received	$ -	$ 38	$ 52	$ 68	$ 87	$ 50
General Partner Distributions	-	1	2	2	3	2
Incentive Distribution Rights	-	0	3	19	45	32
Total LP and GP/IDR Distributions Received	$ -	$ 39	$ 57	$ 89	$ 134	$ 85
Cash Flow Summary						
IPO Proceeds, net of costs	$ 372	$ -	$ -	$ -	$ -	$ -
Plus: Cash Proceeds from Drop-Downs and Related Financing	-	154	669	487	472	500
Plus: LP and GP/IDR Distributions Received	-	39	57	89	134	85
Plus: VLP Cash on Hand Acquired	-	-	-	-	-	100
Less: Repurchase of Publicly Held VLP Common Units @ $40.00/Unit	-	-	-	-	-	(900)
Net Cash Flows to VLO	$ 372	$ 193	$ 726	$ 576	$ 606	$ (215)

Cumulative Net Cash Flows to VLO	$ 2,259
Cash-on-Cash Return	3.5x

Returns Sensitivity

	Illustrative VLP Unit Purchase Price				
	$ 40.00	$ 41.00	$ 42.00	$ 43.00	$ 44.00
Cash-on-Cash	3.5x	3.4x	3.3x	3.3x	3.2x

Source: Public filings.

Valuation Analysis

Valero Management Projections: Key Assumptions

Key Points

- Jefferies was provided two discrete cases by Valero Management, a 'Market Recovery' case that includes growth via drop-downs in 2020 through 2022 and a 'Self Funding' case with no incremental growth beyond the current VLP asset base

'Self Funding' Case

Distribution policy:
- Distributions set at growth level permitted by targeted distributable cash flow
- IDRs remain outstanding

Distribution Coverage:
- Minimum quarterly coverage of 1.20x

Leverage target:
- Debt to EBITDA ratio of no more than 3.5x

Acquisition Assumptions:
- No acquisitions are completed throughout the projection period

'Market Recovery' Case

Distribution policy:
- 10% annual distribution growth from 2019 through 2022
- IDRs remain outstanding

Distribution Coverage:
- Minimum quarterly coverage of 1.20x

Leverage target:
- Debt to EBITDA ratio of no more than 3.5x

Acquisition Assumptions:
- No drop-downs from VLO through the end of 2019
- Thereafter, drop-downs are set as needed to meet distribution growth requirements while maintaining coverage and leverage ratio targets
- Forecast assumes generic assets are acquired at a price assumed to be 8.0x NTM EBITDA
- Acquisition financing uses a combination of excess cash, debt, and equity with sufficient equity issued to maintain leverage target (Assumed issuance price of $38.15 per unit in 2020, $41.44 per unit in 2021 and $44.26 per unit in 2022; borrowing rate assumed to be 5.25%)

Source: Valero Management.

Valero Energy Partners Financial Summary – Self Funding Case

($Millions, except per unit values)

Key Points

- VLP projections as provided by Valero management on October 3, 2018

VLP EBITDA Projections



$412.8
$401.6
$410.6
$417.8
2019E
2020E
2021E
2022E

VLP DCF Projections



$330.9
$316.9
$329.0
$336.8
2019E
2020E
2021E
2022E

VLP Stand-Alone Projections

	VLP Financials			
	2019E	2020E	2021E	2022E
EBITDA - Base Assets	$ 412.8	$ 401.6	$ 410.6	$ 417.8
2020 Acquisitions	-	-	-	-
2021 Acquisitions	-	-	-	-
2022 Acquisitions	-	-	-	-
EBITDA	**$ 412.8**	**$ 401.6**	**$ 410.6**	**$ 417.8**
Less: Interest Expense	$ (55.2)	$ (59.6)	$ (60.9)	$ (60.9)
Less: Maintenance Capex	(25.5)	(23.9)	(19.6)	(19.0)
Less: Other Adjustments	(1.2)	(1.2)	(1.1)	(1.1)
Distributable Cash Flow	**$ 330.9**	**$ 316.9**	**$ 329.0**	**$ 336.8**
LP Distributable Cash Flow	206.0	199.0	205.0	208.9
GP Distributable Cash Flow	125.0	118.0	124.0	127.9
Coverage Ratio	1.32x	1.24x	1.27x	1.27x
Distributed Cash Flow	**$ 250.8**	**$ 254.6**	**$ 258.8**	**$ 266.0**
Distribution to LP	165.9	167.8	169.9	173.5
Distribution to GP	84.9	86.8	88.9	92.5
Common Units Outstanding (MM)	69.3	69.3	69.3	69.3
LP DCF / Unit	**$ 2.97**	**$ 2.87**	**$ 2.96**	**$ 3.02**
LP Distribution / Unit	**$ 2.39**	**$ 2.42**	**$ 2.45**	**$ 2.50**
Total Capex	$ 51.0	$ 23.9	$ 19.6	$ 19.0
Total Debt	**$ 1,285.0**	**$ 1,274.5**	**$ 1,274.5**	**$ 1,274.5**
Total Debt / EBITDA	**3.1x**	**3.2x**	**3.1x**	**3.1x**

Valero Energy Partners Financial Summary – Market Recovery Case

($Millions, except per unit values)

Key Points

- VLP projections as provided by Valero management on October 3, 2018

VLP EBITDA Projections



$412.8
$537.5
$687.2
$757.8
2019E
2020E
2021E
2022E

VLP DCF Projections



$330.9
$433.8
$556.4
$610.1
2019E
2020E
2021E
2022E

VLP Stand-Alone Projections

	VLP Financials			
	2019E	2020E	2021E	2022E
EBITDA - Base Assets	$ 412.8	$ 400.5	$ 408.7	$ 414.8
2020 Acquisitions	-	137.0	152.9	157.5
2021 Acquisitions	-	-	125.6	140.1
2022 Acquisitions	-	-	-	45.4
EBITDA	**$ 412.8**	**$ 537.5**	**$ 687.2**	**$ 757.8**
Less: Interest Expense	$ (55.2)	$ (78.6)	$ (106.7)	$ (120.8)
Less: Maintenance Capex	(25.5)	(23.9)	(22.7)	(24.9)
Less: Other Adjustments	(1.2)	(1.2)	(1.5)	(2.0)
Distributable Cash Flow	**$ 330.9**	**$ 433.8**	**$ 556.4**	**$ 610.1**
LP Distributable Cash Flow	206.0	264.1	332.1	359.7
GP Distributable Cash Flow	125.0	169.7	224.3	250.4
Coverage Ratio	1.27x	1.26x	1.26x	1.21x
Distributed Cash Flow	**$ 260.8**	**$ 343.5**	**$ 442.1**	**$ 504.1**
Distribution to LP	170.9	218.9	274.9	306.7
Distribution to GP	89.9	124.6	167.2	197.4
Common Units Outstanding (MM)	69.3	80.7	92.2	93.5
LP DCF / Unit	**$ 2.97**	**$ 3.27**	**$ 3.60**	**$ 3.85**
LP Distribution / Unit	**$ 2.47**	**$ 2.71**	**$ 2.98**	**$ 3.28**
Total Capex	$ 51.0	$ 23.9	$ 22.7	24.9
Total Debt	**$ 1,285.0**	**$ 1,924.5**	**$ 2,444.5**	**$ 2,664.5**
Total Debt / EBITDA	**3.1x**	**3.6x**	**3.6x**	**3.5x**

Summary of Valuation Methodologies

- Jefferies' approach to analyzing potential exchange ratios in connection with a possible transaction entails several standard and customary analyses, including, but not limited to, the following:
  - **Selected Public Companies Analysis**, a method of valuing an entity relative to publicly-traded companies and partnerships with similar products or services, similar operating or financial characteristics or similar customers or markets
  - **Discounted Cash Flow Analysis**, a method of valuing an entity relative to the estimated present value of future cash flows
- Jefferies did not attribute any particular weight to any analysis, methodology or factor considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor; accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of the analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of Jefferies' analyses

Preliminary Valuation Range – Valero Energy Partners

($ in Millions)

Methodology	Implied VLP Unit Price	Assumptions
Selected Public Companies Analysis		
Current Distribution Yield	$33.91 – $40.07	Based on Current yield of 5.5% – 6.5% and most recent quarterly distribution (annualized) of $0.551 / per unit
Self Funding Case		
2019E Distribution Yield	$34.21 – $39.92	Based on 2019E yield of 6.0% – 7.0%
Market Recovery Case		
2019E Distribution Yield	$35.24 – $41.12	Based on 2019E yield of 6.0% – 7.0%
DCF Analysis		
Self Funding Case		
Discounted Cash Flows	$31.94 – $36.81	Discount rate range of 11.3% – 12.3%, terminal yield of 6.0% – 7.0%
Market Recovery Case		
Discounted Cash Flows	$40.28 – $46.64	Discount rate range of 11.3% – 12.3%, terminal yield of 6.0% – 7.0%
Premiums Paid Analysis (1)		
Affiliate MLP Mergers (Common Control)	$39.49 – $46.73	Based on precedent premiums paid (25% / 75% quartiles) to: 1-day, 7-day and 30-day prior unit pricing



VLO Offer:
$40.00
$25.00
$30.00
$35.00
$40.00
$45.00
$50.00
$55.00
$60.00

(1) Premiums Paid Analysis is solely for informational purposes and not valuation methodology used by Jefferies.

Comparable Company Analysis Implied Exchange Ratios

Current Yield

	Current Yield	
	VLP	
LP Distributed Cash Flow per Unit	$2.20	
Yield	6.50%	5.50%
Implied LP Unit Price	$33.91	$40.07

2019E Yield – Self Funding Case

	2019E Yield	
	VLP	
LP Distributed Cash Flow per Unit	$2.39	
Yield	7.00%	6.00%
Implied LP Unit Price	$34.21	$39.92

2019E Yield – Market Recovery Case

	2019E Yield	
	VLP	
LP Distributed Cash Flow per Unit	$2.47	
Yield	7.00%	6.00%
Implied LP Unit Price	$35.24	$41.12

Selected Public Partnership Analysis – Crude Oil and Refined Products MLPs

($ Millions, unless otherwise noted)

Partnership	Price on 10/5/18	Unit Price vs. LTM High	Unit Price vs. LTM Low	Total LP Equity Market Value	Net Debt, Pref & NCI	Enterprise Value[1]	EV / EBITDA 2018E	EV / EBITDA 2019E	EV / EBITDA 2020E	Distribution Yield[2] Current	Distribution Yield[2] 2019E	'18E-'21E Distribution CAGR	% of Current Distributions to GP	Current Marginal Split to GP
No IDRs														
MPLX LP	$ 35.58	90.4%	112.6%	$ 28,252	$ 13,024	$ 41,276	12.2x	11.4x	10.9x	7.1%	7.5%	5.4%	0.0%	0.0%
Magellan Midstream Partners, L.P.	67.95	89.6%	124.0%	15,506	4,640	20,146	14.5x	13.5x	12.4x	5.6%	6.1%	6.7%	0.0%	0.0%
Andeavor Logistics LP	49.55	89.7%	121.9%	12,163	4,932	17,095	13.7x	11.4x	10.8x	8.3%	8.8%	5.5%	0.0%	0.0%
Buckeye Partners, L.P.	36.21	60.7%	113.1%	5,554	5,058	10,613	10.0x	9.4x	8.8x	13.9%	9.7%	NA	0.0%	0.0%
NuStar Energy L.P.	27.95	68.2%	145.5%	2,992	4,550	7,542	11.8x	10.9x	10.1x	8.6%	8.6%	0.0%	0.0%	0.0%
Holly Energy Partners, L.P.	31.25	87.2%	119.8%	3,295	1,524	4,819	13.8x	13.2x	12.9x	8.4%	8.6%	0.4%	0.0%	0.0%
Average							**12.7x**	**11.6x**	**11.0x**	**8.7%**	**8.2%**	**3.6%**	**0.0%**	**0.0%**
Median							**13.0x**	**11.4x**	**10.9x**	**8.4%**	**8.6%**	**5.4%**	**0.0%**	**0.0%**
Retains IDRs														
Phillips 66 Partners LP	$ 52.86	93.6%	119.1%	$ 6,497	$ 7,802	$ 14,299	13.2x	11.7x	9.8x	5.7%	6.6%	8.7%	37.9%	50.0%
Shell Midstream Partners, L.P.	21.90	70.2%	112.8%	4,901	3,918	8,820	14.9x	10.5x	8.7x	6.7%	7.8%	8.0%	27.9%	50.0%
PBF Logistics LP	21.52	94.8%	121.2%	976	907	1,883	12.0x	9.8x	7.9x	9.2%	9.7%	3.8%	13.2%	50.0%
Delek Logistics Partners, LP	33.89	95.5%	127.9%	827	1,019	1,846	10.9x	9.1x	8.8x	9.1%	10.1%	5.6%	24.8%	50.0%
Average							**12.7x**	**10.3x**	**8.8x**	**7.7%**	**8.6%**	**6.5%**	**26.0%**	**50.0%**
Median							**12.6x**	**10.2x**	**8.8x**	**7.9%**	**8.7%**	**6.8%**	**26.4%**	**50.0%**
Consolidated Average							**12.7x**	**11.1x**	**10.1x**	**8.3%**	**8.4%**	**4.9%**	**10.4%**	**20.0%**
Consolidated Median							**12.7x**	**11.1x**	**10.0x**	**8.4%**	**8.6%**	**5.5%**	**0.0%**	**0.0%**
Valero Energy Partners LP	$ 40.02	82.2%	120.4%	$ 2,772	$ 2,727	$ 5,498	13.7x	13.3x	13.7x	5.5%	6.0%	2.8%	31.9%	50.0%

Current Yield [2]



13.9%
9.2%
9.1%
8.6%
8.4%
8.3%
7.1%
6.7%
5.7%
5.6%
5.5%
BPL
PBFX
DKL
NS
HEP
ANDX
MPLX
SHLX
PSXP
MMP
VLP

2019E Yield



9.7%
9.7%
10.1%
8.6%
8.6%
8.8%
7.5%
7.8%
6.6%
6.1%
6.0%
BPL
PBFX
DKL
NS
HEP
ANDX
MPLX
SHLX
PSXP
MMP
VLP

Source: Public filings, Capital IQ, Wall Street research.
(1) Includes common units, other classes of LP units and implied equity value of GP.
(2) Based on latest declared quarterly distribution, annualized.

Discounted Cash Flow Analysis – Self Funding Case

DCF Projection Summary

	For the Years Ending December 31,			
	2019E	2020E	2021E	2022E
Cash Flows				
LP Distributable Cash Flow / Share	$ 2.97	$ 2.87	$ 2.96	$ 3.02
LP Distributed Cash Flow / Share	2.39	2.42	2.45	2.50
Discount Period (Mid-Period Convention)	0.500	1.500	2.500	3.500
Terminal Values				
Low				$ 35.79
High				41.75
Present Value of Distributable Cash Flow (Low)	$ 2.81	$ 2.41	$ 2.21	$ 2.01
Present Value of Distributable Cash Flow (High)	$ 2.82	$ 2.45	$ 2.26	$ 2.07

Valuation Analysis	Low	High
Discount Rate	12.3%	11.3%
Terminal Value Yield	7.00%	6.00%
Present Value of Distributable Cash Flow	$ 9.44	$ 9.60
Present Value of Terminal Value	22.50	27.21
Implied Unit Reference Range	$ 31.94	$ 36.81
Terminal Value as % of Total Value	70.4%	73.9%
Implied Premium / (Discount) to Current Unit Price	(20.2%)	(8.0%)

Source: Valero Management, Capital IQ, Bloomberg.

Discounted Cash Flow Analysis – Market Recovery Case

DCF Projection Summary

	For the Years Ending December 31,			
	2019E	2020E	2021E	2022E
Cash Flows				
LP Distributable Cash Flow / Share	$ **2.97**	$ **3.27**	$ **3.60**	$ **3.85**
LP Distributed Cash Flow / Share	**2.47**	**2.71**	**2.98**	**3.28**
Discount Period (Mid-Period Convention)	0.500	1.500	2.500	3.500
Terminal Values				
Low				$ 46.86
High				54.68
Present Value of Distributable Cash Flow (Low)	$ 2.81	$ 2.75	$ 2.70	$ 2.56
Present Value of Distributable Cash Flow (High)	$ 2.82	$ 2.79	$ 2.76	$ 2.65

Valuation Analysis	Low	High
Discount Rate	12.3%	11.3%
Terminal Value Yield	7.00%	6.00%
Present Value of Distributable Cash Flow	$ 10.82	$ 11.01
Present Value of Terminal Value	29.47	35.63
Implied Unit Reference Range	$ 40.28	$ 46.64
Terminal Value as % of Total Value	73.2%	76.4%
Implied Premium / (Discount) to Current Unit Price	0.7%	16.5%

Source: Valero Management, Capital IQ, Bloomberg.

Selected Affiliate Mergers (Common Control) – Premiums Paid Analysis

Selected Precedent Affiliate Mergers

				Price				% Premium		
Date	Buyer	Seller	Consideration	Offer	1-Day Prior Spot	7-Day Prior Average	30-Day Prior Average	1-Day Prior Spot	7-Day Prior Average	30-Day Prior Average
09/18/18	Enbridge Inc	Enbridge Energy Partners	Stock	$ 11.48	$ 11.25	$ 11.42	$ 11.42	2.1%	0.6%	0.5%
08/24/18	Enbridge Inc	Spectra Energy Partners	Stock	40.00	37.85	37.50	36.84	5.7%	6.7%	8.6%
08/01/18	Energy Transfer Equity	Energy Transfer Partners	Stock	23.59	21.21	20.83	19.60	11.2%	13.3%	20.4%
06/19/18	Cheniere Energy, Inc.	Cheniere Partners Holdings	Stock	30.93	30.28	30.02	29.06	2.2%	3.0%	6.5%
05/17/18	Williams	Williams Partners	Stock	40.89	38.42	37.48	35.99	6.4%	9.1%	13.6%
04/26/18	EQT Midstream Partners	Rice Midstream Partners	Stock	20.66	18.82	18.44	18.24	9.8%	12.0%	13.2%
03/27/18	Tallgrass Energy GP	Tallgrass Equity Partners	Stock	35.42	35.20	36.93	38.88	0.6%	(4.1%)	(8.9%)
01/02/18	Archrock, Inc.	Archrock Partners	Stock	14.70	11.91	11.80	11.49	23.4%	24.6%	28.0%
02/01/17	ONEOK Inc	ONEOK Partners	Stock	54.28	43.14	43.78	44.50	25.8%	24.0%	22.0%
11/21/16	Sunoco Logistics Partners	Energy Transfer Partners	Stock	39.29	39.37	38.33	36.17	(0.2%)	2.5%	8.6%
11/01/16	TransCanada Corporation	Columbia Pipeline Partners	Cash	17.00	16.00	16.12	16.04	6.3%	5.4%	6.0%
08/01/16	Transocean Ltd	Transocean Partners	Stock	13.19	10.92	11.24	12.09	20.8%	17.3%	9.1%
05/31/16	SemGroup Corporation	Rose Rock Midstream	Stock	24.00	24.00	22.90	18.90	0.0%	4.8%	27.0%
12/21/15	Western Refining Inc	Northern Tier Energy	Cash / Stock	26.06	24.23	24.51	24.31	7.6%	6.3%	7.2%
11/03/15	Targa Resources Corp	Targa Resources Partners	Stock	36.09	30.49	30.14	31.20	18.4%	19.8%	15.7%
05/06/15	Crestwood Equity Partners	Crestwood Midstream Partners	Stock	18.76	16.00	15.92	15.36	17.2%	17.8%	22.1%
01/26/15	Energy Transfer Partners	Regency Energy Partners	Cash / Stock	26.89	23.75	22.77	23.32	13.2%	18.1%	15.3%
11/12/14	Enterprise Products Partner	Oiltanking Partners	Stock	48.91	44.80	44.86	46.16	9.2%	9.0%	5.9%
10/26/14	Access Midstream Partners	Williams Partners	Stock	52.72	50.00	50.18	51.12	5.4%	5.1%	3.1%
08/10/14	Kinder Morgan, Inc.	El Paso Pipeline Partners	Cash / Stock	89.98	80.34	80.30	81.99	12.0%	12.1%	9.8%
		Kinder Morgan Energy Partners	Cash / Stock	89.75	75.88	75.19	76.38	18.3%	19.4%	17.5%
		Kinder Morgan Management	Cash / Stock	38.79	33.60	33.67	34.92	15.4%	15.2%	11.1%
08/27/13	Plains All American Pipeline	PAA Natural Gas Storage	Stock	22.89	21.09	20.94	21.35	8.5%	9.3%	7.2%
07/11/11	Vanguard Natural Resources	Encore Energy Partners	Stock	24.17	23.15	23.08	22.75	4.4%	4.7%	6.2%
02/23/11	Enterprise Products Partner	Duncan Energy Partners	Stock	42.00	32.73	32.39	32.54	28.3%	29.7%	29.1%
06/29/09	Enterprise Products Partner	TEPPCO Partners	Stock	31.36	28.69	28.23	28.81	9.3%	11.1%	8.8%
Max								**28.3%**	**29.7%**	**29.1%**
75% Quartile								**16.8%**	**17.7%**	**17.1%**
Mean								**10.8%**	**11.4%**	**12.1%**
Median								**9.2%**	**10.2%**	**9.4%**
25% Quartile								**5.5%**	**5.2%**	**6.6%**
Min								**(0.2%)**	**(4.1%)**	**(8.9%)**
10/05/18	**Valero Energy Corporation**	**Valero Energy Partners**	**Cash**	**$ 40.00**	**$ 40.02**	**$ 39.10**	**$ 37.03**	**(0.0%)**	**2.3%**	**8.0%**

Source: Company filings and Capital IQ.

Selected Affiliate Mergers (Common Control) – Premiums Paid Analysis (Cont'd)

As of October 2, 2018

Implied Unit Price

Implied Price per Unit Valuation	% Premium 1-Day Prior Spot	% Premium 7-Day Prior Average	% Premium 30-Day Prior Average
Unit Price Before Offer	$ 40.02	$ 39.10	$ 37.03
High	28.3%	29.7%	29.1%
75% Quartile	16.8%	17.7%	17.1%
Mean	10.8%	11.4%	12.1%
Median	9.2%	10.2%	9.4%
25% Quartile	5.5%	5.2%	6.6%
Low	(0.2%)	(4.1%)	(8.9%)
Implied Value per VLP Unit			
High	$ 51.35	$ 50.70	$ 47.80
75% Quartile	**46.73**	**46.01**	**43.34**
Mean	44.35	43.56	41.49
Median	43.72	43.09	40.52
25% Quartile	**42.22**	**41.12**	**39.49**
Low	39.93	37.50	33.73

Appendix

Selected Acquisitions of Affiliated MLPs

Premiums Paid Analysis – Selected Acquisitions of Affiliated MLPs

Premium to 1-Day Prior Spot



Transaction Date
TBD
09/18/18
08/24/18
08/01/18
06/19/18
05/17/18
04/26/18
03/27/18
01/02/18
02/01/17
11/21/16
11/01/16
08/01/16
05/31/16
(0.0%)(1)
2.1%
5.7%
11.2%
2.2%
6.4%
9.8%
0.6%
23.4%
25.8%
(0.2%)
6.3%
20.8%
0.0%

Premium to 7-Day Prior Average



Transaction Date
TBD
09/18/18
08/24/18
08/01/18
06/19/18
05/17/18
04/26/18
03/27/18
01/02/18
02/01/17
11/21/16
11/01/16
08/01/16
05/31/16
2.3%(1)
0.6%
6.7%
13.3%
3.0%
9.1%
12.0%
(4.1%)
24.6%
24.0%
2.5%
5.4%
17.3%
4.8%

Premium to 30-Day Prior Average



Transaction Date
TBD
09/18/18
08/24/18
08/01/18
06/19/18
05/17/18
04/26/18
03/27/18
01/02/18
02/01/17
11/21/16
11/01/16
08/01/16
05/31/16
8.0%(1)
0.5%
8.6%
20.4%
6.5%
13.6%
13.2%
(8.9%)
28.0%
22.0%
8.6%
6.0%
9.1%
27.0%

Cash Offer   Equity Offer

Source: Company filings and Capital IQ.
(1) VLP premiums shown relative to VLP's unit price as of 10/05/18.

Jefferies

Weighted Average Cost of Capital

VLP Weighted Average Cost of Capital Analysis

($ in millions)

Unlevered Beta Analysis

Company		Equity Value [1]		Total Debt Value		Total Cap.	D / E Ratio	Total Debt / Total Cap.	Levered Beta[2]	Unlevered Beta[3]
MPLX LP	$	28,252	$	11,874	$	40,126	42.0%	29.6%	0.79	0.56
Magellan Midstream Partners, L.P.	$	15,506	$	4,642	$	20,148	29.9%	23.0%	0.82	0.63
Andeavor Logistics LP	$	12,163	$	4,372	$	16,535	35.9%	26.4%	1.04	0.77
Phillips 66 Partners LP	$	6,497	$	2,946	$	9,443	45.3%	31.2%	0.83	0.57
Buckeye Partners, L.P.	$	5,554	$	5,049	$	10,603	90.9%	47.6%	1.06	0.56
Shell Midstream Partners, L.P.	$	4,901	$	2,115	$	7,017	43.2%	30.1%	0.97	0.68
NuStar Energy L.P.	$	2,992	$	3,443	$	6,435	115.1%	53.5%	1.47	0.68
Holly Energy Partners, L.P.	$	3,295	$	1,396	$	4,691	42.4%	29.8%	1.13	0.79
PBF Logistics LP	$	976	$	604	$	1,579	61.9%	38.2%	0.70	0.43
Delek Logistics Partners, LP	$	827	$	737	$	1,564	89.2%	47.1%	0.85	0.45
					Mean		59.6%	35.7%	0.97	0.61
Valero Energy Partners LP	$	2,772	$	1,274	$	4,046	46.0%	31.5%	0.73	0.50

Weighted Average Cost of Capital

Cost of Equity Analysis	
Unlevered Beta[3]	0.61
Relevered Beta[4] (β)	0.98
Risk-Free Rate[5] (Rf)	3.3%
Market Risk Premium[6] (Rm)	7.1%
Equity Size Premium[7] (Re)	1.6%
Cost of Common Equity = Rf + β*(Rm)+Re	11.8%

Component	Weight	Pre-Tax	Eff. Tax Rate	Tax Rate	After-Tax	Contribution
Debt	35.7%	4.4%	0.0%	0.0%	4.4%	1.6%
Equity	64.3%	11.8%	NA	NA	11.8%	7.6%
				WACC		9.2%

Source: Public filings, Bloomberg and Capital IQ.
(1) Represents common equity value.
(2) Two-year historical, weekly adjusted beta per Bloomberg as of 10/05/18.
(3) Unlevered Beta = Levered Beta / (1+D/E*(1-t)); reflects 0.0% tax rate for non tax paying partnerships and effective cash tax rate for those incorporated as corporations.
(4) Relevered based on selected companies' average capital structure.
(5) 20-year U.S. government bond yield as of 10/05/18 per Capital IQ.
(6) Long-horizon equity risk premium per 2018 Duff & Phelps Valuation Handbook as of 12/31/17.
(7) 6th decile size premium per 2018 Duff & Phelps Valuation Handbook as of 12/31/17.